EXHIBIT 99.1

Contact:	EVC Group	RITA Medical Systems, Inc.
	Investors:	Joseph DeVivo, President and CEO
	Doug Sherk	510-771-0400
Jennifer Beugelmans
dsherk@evcgroup.com
415-896-6820

Media:
Steve DiMattia
sdimattia@evcgroup.com
646-277-8706

RITA MEDICAL SYSTEMS REPORTS FIRST QUARTER RESULTS

Company Achieves a Record $12.5 Million in Revenue and also Reduces Operating Loss; Generates Positive Cash Flow from Operations

FREMONT, Calif., May 9, 2006 - RITA Medical Systems, Inc. (Nasdaq: RITA), a publicly-traded medical device company focused solely on cancer therapies, today reported solid financial results for the first quarter ended March 31, 2006.

Highlights
•	Achieved record quarterly revenue for the second consecutive quarter
•	Generated $539,000 positive cash flow from operations
•	Completed first full quarter of direct selling in the UK, France and Germany resulting in strong sequential and year over year international sales growth
•	Expanded market position with our HABIB 4X™ resection product
•	Development of laparoscopic HABIB resection device and ASSURE™ product for radiofrequency ablation-assisted breast lumpectomy remained on schedule
•	Acquired exclusive distribution rights in the US and Canada for the LC Bead™ embolization product from Biocompatibles International plc
•
In a March 2006 press release, The Society of Interventional Radiology highlighted three-year clinical data with higher survival rates documented for selected primary liver cancer patients who had radiofrequency ablation (RFA)  treatment compared to those who had surgical resection

•	CIGNA Corporation published written policy to reimburse for RFA in certain lung cancer cases
•	Completed ISO 13485:2003 Certification

Revenue was $12.5 million for the first quarter ended March 31, 2006, compared to revenue of $12.1 million in the fourth quarter of 2005, and compared to revenue of $11.2 million in the first quarter of 2005.

The GAAP net loss for the first quarter of 2006 was $2.0 million, or a GAAP net loss per fully diluted share of $0.05, compared with a GAAP net loss in the fourth quarter of 2005 of $7.2 million or a GAAP net loss per fully diluted share of $0.17, for a sequential improvement of $5.2 million or 72%. The GAAP net loss for the first quarter of 2005 was $1.7 million or a GAAP net loss per fully diluted share of $0.04.

The pro-forma net loss for the first quarter of 2006 was $891,000, or a pro-forma net loss per fully diluted share of $0.02, compared with a pro-forma net loss in the fourth quarter of 2005 of $1.1 million or a pro-forma net loss per fully diluted share of $0.03. The pro-forma net loss for the first quarter of 2005 was $1.1 million or a pro-forma net loss per fully diluted share of $0.03. The pro-forma net loss excludes FASB 123R stock compensation expense and amortization expense of acquisition intangibles.  A reconciliation of the differences between the GAAP net losses and the pro-forma net losses are included in an accompanying table.

Cash and cash equivalents were $6.7 million at March 31, 2006, compared with $5.5 million at December 31, 2005. The increase was primarily due to stock option exercises by former employees and positive cash flow from operations.

 “We had a very good quarter,” said Joseph DeVivo, President and Chief Executive Officer of RITA Medical Systems. “We achieved record total quarterly revenue for the second consecutive quarter, generated positive cash from operations and reduced the operating loss while continuing to make the increased investments in the new product developments that we announced we would pursue earlier this year. Our move to establish direct sales in Germany, France and the United Kingdom has increased our international revenue growth and facilitated our ability to continue to increase market share in these countries. In addition, we increased the sales of our RF products sequentially and by 43% as compared to the first quarter of last year, led by the contribution of the HABIB 4X resection device.
.
“We continue to be on schedule in the development of the Assure product for RFA-assisted breast lumpectomy as well as the laparoscopic HABIB resection device,” continued Mr. DeVivo. “Additionally, we recently added the LC Bead embolization product to our portfolio with an exclusive license in the US and Canada from Biocompatibles International plc. We believe that this product is very synergistic with our existing portfolio and sales call points, and is validation of the power of our sales and marketing platform to access the interventional oncology market for future sales growth,” concluded Mr. DeVivo.

Outlook
The current outlook ranges for the second quarter ending June 30, 2006 are as follows:
•	Revenue - $12.5 million to $12.9 million
•	GAAP net loss - ($1.6) million to ($2.2) million
•	Stock compensation expense included in the GAAP net loss range - $700,000 to $800,000
•	Pro-forma net loss (excluding stock compensation expense and amortization expense of acquisition intangibles) - ($530,000) to ($1,030,000)

The current outlook ranges for the year ending December 31, 2006 are as follows:
•	Revenue - $51 million to $54 million
•	GAAP net loss - ($4.3) million to ($6.3) million
•	Stock compensation expense included in the GAAP net loss range - $2,800,000 to $3,300,000
•	Pro-forma net loss (excluding stock compensation expense and amortization expense of acquisition intangibles) - $0 to ($1,500,000)

Additional details pertaining to outlook for the second quarter of 2006 and full year 2006 are included in an accompanying table. Additionally, a reconciliation of the differences between the outlook for the GAAP net losses and the pro-forma net losses are included in an accompanying table.

Conference Call today
RITA management will host a conference call and webcast today, Tuesday, May 9, 2006, at 2 PM Pacific Time to discuss the Company’s first quarter results and its outlook for the remainder of 2006. The dial-in number for the conference call is 800-240-5318 for domestic participants and 303-262-2130 for international participants. A live audio webcast is available at the Company’s website www.ritamedical.com by clicking the “audio webcast” link; no password is required to access the webcast, although webcast participants are encouraged to go to the site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

An audio replay of the conference call will also be available beginning approximately one hour after the call’s conclusion and will remain available for 7 days. The audio replay can be accessed by dialing 800-405-2236 for domestic callers and 303-590-3000 for international callers; the passcode for both is 11058832#. An online replay of the audio webcast will be available for one year immediately following the broadcast by accessing the same link.

Information regarding the Company’s sales by product line and region for the quarters ended March 31, 2006, December 31, 2005 and March 31, 2005 is presented in an accompanying table. Any additional financial and other statistical information discussed during the call can be accessed by listening to the audio replay as described above or from the accompanying tables.

Use of Non-GAAP Financial Measures
The Company uses, and this press release contains and the related conference call will include, the non-GAAP metrics of pro-forma net loss for the quarters ended March 31, 2006, December 31 , 2005 and March 31, 2005, and pro-forma net loss outlook for the quarter ended June 30, 2006 and year ended December 31, 2006. The calculation of pro-forma net loss has no basis in GAAP. Additionally, the Company may use in the conference call related to this press release the non-GAAP metric earnings before interest, taxes, depreciation and amortization, ("EBITDA") for the quarters ended March 31, 2006, December 31 , 2005 and March 31, 2005. Additionally, the calculation of EBITDA in the accompanying table excludes the FASB 123R stock compensation expense. Neither calculation of EBITDA has a basis in GAAP. The Company believes that all of these non-GAAP financial measures provide useful information to investors, permitting a better evaluation of the Company's ongoing and underlying business performance, including the evaluation of its performance against its competitors in the healthcare industry. A complete reconciliation of these non-GAAP financial measures for historical periods to the most directly comparable GAAP measures is presented in the accompanying tables. Additionally, a reconciliation between the GAAP net loss and the pro-forma net loss for the Company’s outlook for the quarter ending June 30, 2006 and the year ending December 31, 2006 is included in an accompanying table.

About RITA Medical Systems, Inc.
RITA Medical Systems develops, manufactures and markets innovative products for cancer patients including radiofrequency ablation (RFA) systems and embolization products for treating cancerous tumors as well as percutaneous vascular and spinal access systems. The Company's oncology product lines include implantable ports, some of which feature its proprietary Vortex® technology; tunneled central venous catheters; and safety infusion sets and peripherally inserted central catheters used primarily in cancer treatment protocols. The radiofrequency product line also includes the HABIB 4X resection device which coagulates a “surgical resection plane” and is designed to facilitate a fast dissection in order to minimize blood loss and blood transfusion during surgery. The proprietary RITA RFA system uses radiofrequency energy to heat tissue to a high enough temperature to ablate it or cause cell death. In March 2000, RITA became the first RFA company to receive specific FDA clearance for unresectable liver lesions in addition to its previous general FDA clearance for the ablation of soft tissue. In October 2002, RITA again became the first company to receive specific FDA clearance, this time for the palliation of pain associated with metastatic lesions involving bone. The Company also distributes LC Bead embolic microspheres in the United States and Canada. The LC Bead microspheres are injected into selected vessels to block the blood flow feeding a tumor, causing it to shrink over time, and are often used in combination with radiofrequency ablation. The RITA Medical Systems website is at www.ritamedical.com.

The statements in this news release related to the use of the Company's technology and the Company’s future financial and operating performance, including without limitation the Company’s financial results for the quarter ended June 30, 2006; the physician adoption of the Company’s products for treatment of types of cancer other than liver and bone cancers, including breast cancer; the Company’s ability to achieve its revenue goals including its ability to meet the Company’s ability to improve ASP, margin and revenue growth by selling direct in certain European markets; its ability to continue sales growth of its HABIB 4X product; the Company’s ability to develop the Assure product or any other product under development; the Company’s ability to market and sell the LC Bead product using its existing sales force, including its ability to meet its minimum purchase requirements and encourage physician adoption of the LC Bead product; the Company’s ability to achieve profitability, the Company’s ability to meet its future guidance, the Company's ability to achieve future improvements in operating performance and the market opportunity for the application of RFA to assist in the treatment of breast cancer and of a laparoscopic HABIB device, are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Such risks and uncertainties include but are not limited to: the Company’s 2004 material weaknesses in its internal control over financial reporting which were reported in its Annual Report on Form 10K for the year ended December 31, 2004; the Company’s limited experience selling directly in certain European markets; the Company’s limited experience in manufacturing its products in substantial quantities and its reliance on a sole source supplier of the HABIB products; the Company’s lack of experience distributing the LC Bead product; the Company’s historical and future operating results and its lack of profitability; the timing of product introductions or modifications, including delays caused by technical or regulatory issues; market acceptance of the Company’s products for existing or new indications; the Company’s dependence on international sales; competitive pressures; the ability of users of the Company’s products to receive reimbursement from third-party payors, governmental programs or private insurance plans; and general economic and political conditions. Information regarding these and other risks and uncertainties is included in the Company's filings with the Securities and Exchange Commission.

Financial Tables Follow

# # # #

RITA MEDICAL SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended		Three Months Ended
	March 31,		December 31,
	2006	2005	2005
Sales	$12,519	$11,205	$12,090
Cost of goods sold*	4,861	4,805	5,769
Impairment of intangible assets	-	-	3,595
Gross profit	7,658	6,400	2,726

Operating expenses:
Research and development*	1,280	1,039	999
Selling, general and administrative*	8,213	6,768	6,799
Impairment of intangible assets	-	-	1,947
Restructuring charges	-	60	-
Total operating expenses	9,493	7,867	9,745

Loss from operations	(1,835)	(1,467)	(7,019)

Interest expense	(172)	(287)	(182)
Interest income and (other expense), net	52	65	6

GAAP Net loss	$(1,955)	$(1,689)	$(7,195)

GAAP Net loss per common share, basic and diluted	$(0.05)	$(0.04)	$(0.17)

Shares used in computing net loss per
common share, basic and diluted	43,047	41,457	42,302

* Figures presented include the following amounts of stock compensation expense:
Cost of goods sold	$31	$-	$-
Research and development expense	85	-	-
Selling, general and administrative expenses	581	-	13
Total stock compensation expense	$697	$-	$13

RITA MEDICAL SYSTEMS, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended		Three Months Ended
	March 31,		December 31,
	2006	2005	2005
Sales	$12,519	$11,205	$12,090
Cost of goods sold	4,771	4,661	5,625
Gross profit	7,748	6,544	6,465

Operating expenses:
Research and development	1,195	1,039	999
Selling, general and administrative	7,324	6,372	6,390
Restructuring charges	—	60	—
Total operating expenses	8,519	7,471	7,389

Loss from operations	(771)	(927)	(924)

Interest expense	(172)	(287)	(182)
Interest income and (other expense), net	52	65	6
Pro-forma Net loss	$(891)	$(1,149)	$(1,100)

Pro-forma Net loss per common share, basic and diluted	$(0.02)	$(0.03)	$(0.03)

Shares used in computing net loss per
common share, basic and diluted	43,047	41,457	42,302

Reconciliation of Actual GAAP Net Loss to Non-GAAP Pro Forma Net Loss
(in $000)

	Three Months Ended		Three Months Ended
	March 31,		December 31,
	2006	2005	2005
GAAP Net Loss	$(1,955)	$(1,689)	$(7,195)

Add: Impairment Charge	—	—	5,542

Add: Stock Compensation	697	—	13
Sub-total	$(1,258)	$(1,689)	$(1,640)

Add: Amortization of Acquisition Intangibles	367	540	540

Non-GAAP Pro Forma Net Loss	$(891)	$(1,149)	$(1,100)

Reconciliation of GAAP Loss to Earnings before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense
(in $000)

("EBITDA")

	Three Months Ended		Three Months Ended
	March 31,		December 31,
	2006	2005	2005
GAAP Net Loss	$(1,955)	$(1,689)	$(7,195)

Add: Depreciation	347	255	408
Add: Amortization
Acquisition Intangibles	367	540	540
Other Intangibles	174	175	174

Add: Impairment	—	—	5,542

Add: Interest Expense	172	287	182

Add / (Deduct): Interest Income net of other	(52)	(65)	(8)
expense, primarily taxes

Sub-total	$(947)	$(497)	$(357)

Add: Stock Compensation Expense	697	—	13

EBITDA (without Stock compensation expense)	$(250)	$(497)	$(344)

RITA MEDICAL SYSTEMS, INC.
SALES BY REGION AND PRODUCT LINE
(In thousands, unaudited)

	Three Months Ended		Three Months Ended
	March 31,		December 31,
	2006	2005	2005
Domestic Sales
Radiofrequency Products	$4,709	$3,602	$4,898
Specialty Access Catheter Products	5,435	6,047	5,451
Total	10,144	9,649	10,349

International Sales
Radiofrequency Products	1,767	927	1,181
Specialty Access Catheter Products	608	629	560
Total	2,375	1,556	1,741

Total Sales
Radiofrequency Products	6,476	4,529	6,079
Specialty Access Catheter Products	6,043	6,676	6,011
Total	$12,519	$11,205	$12,090

RITA MEDICAL SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	March 31,	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$6,748	$5,522
Marketable securities	—	—
Accounts and note receivable, net	7,287	7,264
Inventories	5,032	5,380
Prepaid assets and other current assets	1,207	940
Total current assets	20,274	19,106
Long term note receivable, net	20	58
Property and equipment, net	1,852	1,960
Goodwill	91,339	91,339
Intangible assets	22,961	23,502
Other assets	475	502
Total assets	$136,921	$136,467

Liabilities and stockholders' equity
Accounts payable and accrued liabilities	$6,220	$5,397
Current portion of long term debt	—	113
Total current liabilities	6,220	5,510
Long term liabilities	9,778	9,762
Stockholders' equity	120,923	121,195
Total liabilities and stockholders' equity	$136,921	$136,467

Outlook Ranges - Reconciliation of GAAP Net Loss to Non-GAAP Proforma Net Loss
(in $000)

	Three Months Ended			Twelve Months Ended
	June 30, 2006			December 31, 2006
GAAP Net Loss	$(1,600)	to	$(2,200)	$(4,300)	to	$(6,300)
Add: Stock Compensation Expense	700	to	800	2,800	to	3,300
Sub-total	$(900)	to	$(1,400)	$(1,500)	to	$(3,000)

Add: Amortization of Acquisition
Intangibles	370	to	370	1,500	to	1,500
Pro-forma Net Loss	$(530)	to	$(1,030)	$—	to	$(1,500)

Outlook Ranges - Additional Details
(Dollars in $000)

	Three Months Ended			Twelve Months Ended
	June 30, 2006			December 31, 2006
Revenue	$12,500	to	$12,900	$51,000	to	$54,000

Gross Profit Percentage	61.0%	to	62.5%	61.0%	to	62.5%

R&D; SG&A Expenses	$8,800	to	$9,000	$34,500	to	$35,500
(excluding FASB 123R stock compensation expense)

Other Expense, primarily interest	$200	to	$200	$800	to	$800

FASB 123R Stock Compensation Expense	$700	to	$800	$2,800	to	$3,300

GAAP Net Loss (including FASB 123R)	$(1,600)	to	$(2,200)	$(4,300)	to	$(6,300)

Pro-forma Net Loss	$(530)	to	$(1,030)	$—	to	$(1,500)
(excluding FASB 123R and amortization of
acquisition related intangibles)